UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 6, 2021
Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No.	001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1900 Polaris Parkway
Columbus,	OH
and
Im Langacher, P.O. Box MT-100
CH Greifensee, Switzerland		43240	and 8606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MTD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Mettler-Toledo International Inc. (the “Company”) was held on May 6, 2021. As of the record date of March 8, 2021 there were 23,320,835 shares of common stock entitled to vote at the meeting. The holders of 21,227,695 shares were represented in person or in proxy at the meeting, constituting a quorum. The matters submitted for a vote at the meeting and the related results were as follows:

Proposal 1 - The election of eight directors for one-year terms

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert F. Spoerry	19,013,351	1,452,217	33,723	728,404
Wah-Hui Chu	19,235,902	1,251,280	12,109	728,404
Domitille Doat-Le Bigot	20,289,400	197,222	12,669	728,404
Olivier A. Filliol	19,938,586	549,370	11,335	728,404
Elisha W. Finney	19,811,169	674,252	13,870	728,404
Richard Francis	20,301,324	183,129	14,838	728,404
Michael A. Kelly	19,603,098	884,222	11,971	728,404
Thomas P. Salice	18,573,975	1,910,380	14,936	728,404

Proposal 2 - The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,905,820	313,497	8,378	—

Proposal 3 - Advisory vote to approve executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,420,637	1,067,459	11,195	728,404

Proposal 4 - Approval of the Mettler-Toledo International Inc. 2013 Equity Incentive Plan (Amended and Restated Effective as of May 6, 2021)

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,529,366	1,955,204	14,721	728,404

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.
Dated:	May 10, 2021	By:	/s/ Michelle M. Roe
Michelle M. Roe

General Counsel